UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 15, 2010	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1226 White Oaks Blvd.
Suite 10A
Oakville, ON L6H 2B9, Canada

(Address of Principal Executive Offices) (Zip Code)

(905) 845-1073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 15, 2010, Joanne Hughes of Burlington, Ontario, was appointed as Vice President, Operations of Yukon Gold Corporation, Inc. (the “Company”). Ms. Hughes has over 20 years of experience in the areas of corporate administration and regulatory compliance. Ms. Hughes also served as an officer of another exploration stage mining company in the United States. Ms. Hughes is employed by Lance Capital Ltd. and provides legal and administrative support to the Company and its clients. Prior to joining the team at Lance Capital Ltd. in 2006, Ms. Hughes spent 10 years as an executive assistant to the CEO, CFO and internal counsel of a publicly held Canadian corporation.

Item 8.01	Other Events

As of September 20, 2010, the Company appointed Olde Monmouth Stock Transfer Co., Inc. to replace Equity Transfer Agent & Trust Company as the Company’s transfer agent. The Company had no disagreements with the services provided by Equity Transfer Agent & Trust Company. The transfer of records was completed on September 15, 2010. Our new transfer agent’s address is:

Olde Monmouth Stock Transfer Co., Inc.
200 Memorial Parkway
Atlantic Highlands, NY 07716

Tel: 732-872-2727

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: September 17, 2010	By:/s/ Kathy Chapman
Name: Kathy Chapman, CFO